EXHIBIT 4.3


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated February 1, 1999 on the statement of condition and related bond portfolio of Insured Municipals Income Trust, 246th Insured Multi-Series (New York IM-IT 148) as of February 1, 1999 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Trust Administration-Independent Certified Public Accountants" in Part II of the Prospectus.




                                                              GRANT THORNTON LLP

Chicago, Illinois
February 1, 1999